Exhibit 10.5

CTI BIOPHARMA CORP.

2015 EQUITY INCENTIVE PLAN

STOCK BONUS AWARD AGREEMENT

(GLOBAL FORM)

THIS STOCK BONUS AWARD AGREEMENT, including any country-specific appendix attached hereto, (collectively the “Award Agreement”) is dated as of [___________, 20__] (the “Grant Date”) by and between CTI BioPharma Corp., a Washington corporation (the “Corporation”), and [______________] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the CTI BioPharma Corp. 2015 Equity Incentive Plan (the “Plan”), the Corporation desires to grant to the Participant, effective as of the date hereof, a fully vested stock bonus (the “Stock Bonus”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.   Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.   Grant.  According to and subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference, the Corporation hereby grants to the Participant a Stock Bonus with respect to an aggregate of [______________] shares of Common Stock of the Corporation (the “Shares”).

3.   No Right to Continued Employment/Service.  The Stock Bonus and the Participant’s participation in the Plan shall not create a right to continued employment or service with the Corporation or any Subsidiary nor shall it create a right to employment or be interpreted as forming an employment or services contract with the Corporation or any Subsidiary and shall not interfere with the ability of the Corporation or any Subsidiary, as applicable, to terminate the Participant’s employment or service relationship (if any) or affect the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.  Nothing in this Award Agreement, however, is intended to adversely affect any contractual right(s) of the Participant, independent of the Stock Bonus and this Award Agreement, between the Participant and Corporation or any Subsidiary without his or her consent thereto.

4.   Stock Certificates.  The Corporation shall issue the Shares subject to the Stock Bonus either: (a) in certificate form; or (b) in book entry form, and in either case, registered in the name of the Participant.

5.   Tax Withholding.  The Participant acknowledges that, regardless of any action taken by the Corporation or, if different, the Subsidiary employing or retaining the Participant, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Corporation or the Subsidiary employing or retaining the Participant.  The Participant further acknowledges that the Corporation and/or the Subsidiary employing or retaining the Participant (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Bonus, including, but not limited to, the grant of the Stock Bonus or the subsequent sale of Shares underlying the Stock Bonus and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Stock Bonus to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result, except as otherwise expressly provided in the Stock Bonus Agreement or any other agreement with the Participant.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Corporation and/or the Subsidiary employing or retaining the Participant to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Corporation and/or the Subsidiary employing or retaining the Participant, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)    withholding from the Participant’s wages or other cash compensation payable to the Participant by the Corporation and/or the Subsidiary employing or retaining the Participant; or

(b)    withholding from proceeds of the sale of Shares underlying the Stock Bonus either through:

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a voluntary sale by the Participant by providing irrevocable instructions to the his or her broker to remit funds required to satisfy all or a portion of the Tax-Related Items to the Corporation and/or the Subsidiary employing or retaining the Participant; or

•	through a mandatory sale arranged by the Corporation on the Participant’s behalf pursuant to this authorization (without further consent); or

(c)    withholding of Shares to be issued upon grant of the Stock Bonus if permitted by the Corporation, in its sole discretion.

Depending on the withholding method, the Corporation and/or the Subsidiary employing or retaining the Participant may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, in no event will Shares be withheld in excess of the applicable minimum statutory withholding rate.  Further, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the Stock Bonus, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

6.   Nature of Grant.  In accepting the grant of the Stock Bonus, the Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Corporation, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Corporation at any time, to the extent permitted by the Plan;

(b)    the grant of the Stock Bonus is voluntary and occasional and does not create any contractual or other right to receive future Stock Bonuses, or benefits in lieu of Stock Bonuses, even if awards have been granted in the past;

(c)    all decisions with respect to future Stock Bonuses, if any, will be at the sole discretion of the Corporation;

(d)    the Participant is voluntarily participating in the Plan;

(e)    the Stock Bonus and the Shares underlying the Stock Bonus are not intended to replace any pension rights or compensation;

(f)    the Stock Bonus, the Shares underlying the Stock Bonus and the income and value of same are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)    the future value of the Shares underlying the Stock Bonus is unknown, indeterminable and cannot be predicted with certainty; and

(h)    the following provisions apply if the Participant is providing services outside the United States:

(i)    the Stock Bonus and the Shares subject to the Stock Bonus are not part of normal or expected compensation or salary for any purpose; and

(ii)    the Participant acknowledges and agrees that neither the Corporation nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Shares or the subsequent sale of any Shares acquired upon grant.

7.   No Advice Regarding Grant.  The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Stock Bonus (including, without limitation, to determine the federal, foreign, state, local, estate and/or gift tax consequences with respect to the Stock Bonus).  Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Stock Bonus.

8.   Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Corporation, the Participant’s employer and any Subsidiaries ("Data") for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Corporation, the Participant’s employer or any Subsidiary retaining the Participant may hold certain personal information about Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, details of all Stock Bonuses or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.  The Participant understands that Data may be transferred to E*Trade Financial Services, Inc. or any other possible recipients which may be assisting the Corporation (presently or in the future) with the implementation, administration and management of the Plan.  The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The Participant understands that, if he or she resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s employer’s human resources representative or the Subsidiary retaining the Participant.  The Participant authorizes the Corporation, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that if he or she resides outside the United States, the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative or the Subsidiary retaining the Participant.  Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Participant’s employer or the Subsidiary retaining the Participant will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Corporation may not be able to grant Stock Bonuses to the Participant or administer or maintain such Stock Bonuses. Therefore, Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s employer's human resources representative or the Subsidiary retaining the Participant.

9.   Insider Trading Restrictions/Market Abuse Laws.  The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the Participant’s country of residence (if different), which may affect his or her ability to acquire or sell Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Corporation (as defined by the laws in the applicable jurisdictions, including the United States and the Participant’s country of residence).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Corporation insider trading policy.  The Participant is responsible for ensuring compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

10.   Notices.  Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s address last reflected on the Corporation’s payroll records or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government or any equivalent non-United States postal office.  Any such notice shall be given only when received, but if the Participant is no longer employed by or providing services to the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 10.

11.   Plan.  The Stock Bonus and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by reference.  The Participant agrees to be bound by the terms of the Plan and this Award Agreement.  The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement.  Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

12.   Entire Agreement.  This Award Agreement and the Plan constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. In the event of any conflict between this Award Agreement, the Plan, the terms of the Plan shall control.  The Plan may be amended, suspended or terminated pursuant to Section 8.6 of the Plan.  This Award Agreement may be amended by the Administrator from time to time, provided that any such amendment must be in writing and signed by the Corporation.  Except as otherwise provided in the Plan, any such amendment that materially and adversely affects the Participant’s rights under this Award Agreement requires the consent of the Participant in order to be effective with respect to the Award, provided that such consent shall not be required if the Administrator determines, in its sole and absolute discretion, that the amendment is required or advisable in order for the Corporation, the Plan or this Stock Bonus to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the

Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.   Counterparts.  This Award Agreement may be executed simultaneously in any number of counterparts, including through electronic transmission, each of which counterparts shall be deemed an original but all of which together shall constitute one and the same instrument.

14.   Section Headings.  The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.   Governing Law; Venue.  This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington without regard to conflict of law principles thereunder.  For purposes of litigating any dispute that arises under this grant or the Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation shall be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, where this grant is made and/or to be performed.

16.   Clawback Policy.  The Stock Bonus is subject to the terms of any recoupment, clawback or similar policies of the Corporation as may be in effect from time to time, as well as any similar provisions of applicable law (in each case, without regard to whether any such policy or applicable law was implemented or promulgated, as applicable, after the date the Stock Bonus was granted), any of which could in certain circumstances require repayment or forfeiture of the Shares or other cash or property received with respect to the Shares (including any value received from a disposition of the Shares).

17.   Language.  If the Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

18.   Electronic Delivery and Acceptance.  The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

19.   Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

20.   Appendices.  Notwithstanding any provisions in this Award Agreement, the Stock Bonus shall be subject to any special terms and conditions set forth in any Appendix to this Award Agreement for the Participant’s country. Moreover, if the Participant relocates to any other country, special terms and conditions for such country will apply to the Participant (including, to the extent that an Appendix hereto pertains to the country to which the Participant relocates, those specified in such applicable Appendix), to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendices constitute part of this Award Agreement.

21.   Imposition of Other Requirements.  Subject to Section 12 of this Agreement, the Corporation reserves the right to impose other requirements on the Participant’s participation in the Plan and on any Shares acquired under the Plan, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.   Effect of this Agreement.  Subject to the Corporation’s right to terminate the Stock Bonus pursuant to Section 8.6 of the Plan, this Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

PARTICIPANT

Signature

Print Name

CTI BIOPHARMA CORP., a Washington corporation

By:

[Name]
[Title]

APPENDIX A

CTI BIOPHARMA CORP.

2015 EQUITY INCENTIVE PLAN

STOCK BONUS AGREEMENT

COUNTRY-SPECIFIC TERMS AND CONDITIONS FOR EMPLOYEES

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan and the Award Agreement.

Terms and Conditions

This Appendix A includes additional terms and conditions for employees that govern the Stock Bonus and the Shares if the Participant resides and/or works in one of the countries listed below.  If the Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working or if the Participant moves to another country after receiving the Stock Bonus, the Corporation will, in its sole discretion, determine the extent to which the terms and conditions herein will be applicable to the Participant.

Notifications

This Appendix A also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2015.  Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that the Participant not rely on the information in this Appendix A as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that the Shares are sold.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Corporation is not in a position to assure the Participant of a particular result.  Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working (or if the Participant is considered as such for local law purposes) or if the Participant moves to another country after receiving the grant of the Shares, the information contained herein may not be applicable to the Participant in the same manner.

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ITALY

Terms and Conditions

Plan Document Acknowledgment.  In accepting the Stock Bonus, the Participant acknowledges that the Participant has received a copy of the Plan and the Award Agreement and has reviewed the Plan and the Award Agreement, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement, including this Appendix A.  The Participant further acknowledges that the Participant has read and specifically and expressly approves the following provisions of the Award Agreement: Section 2 (Grant); Section 3 (No Right to Continued Employment/Service); Section 5 (Tax Withholding); Section 6 (Nature of Grant); Section 9 (Insider Trading Restrictions/Market Abuse Laws); Section 15 (Governing Law; Venue); Section 16 (Clawback Policy); Section 17 (Language); Section 18 (Electronic Delivery and Acceptance); Section 19 (Severability); Section 20 (Appendices); Section 21 (Imposition of Other Requirements); and the Data Privacy provision below in this Appendix A.

Data Privacy.  This provision replaces in its entirety, Section 8 (Data Privacy) of the Award Agreement:

The Participant understands that the Corporation or the Participant’s employer (“Employer”) may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant is aware that providing the Corporation with the Participant’s Data is necessary for the performance of the Award Agreement and that the Participant’s refusal to provide such Data would make it impossible for the Corporation to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.

The “Controller” of personal data processing is CTI BioPharma Corp., 3101 Western Ave., Seattle, WA 98121, USA; its representative in Italy is currently the office of the Italian branch of CTI Life Sciences Limited with registered offices at Via Amedei 8, 20123 Milan, Italy. The Participant understands that the Data may be transferred to the Corporation or its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any transfer required to E*Trade Financial Services, Inc. or other third party with whom Shares may be deposited.  Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The processing activity, including the transfer of the Participant’s personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan.  The Participant

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understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

The Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that pursuant to art.7 of D.lgs 196/2003, the Participant has the right, including but not limited to, access, delete, update, request the rectification of the Participant’s Data and cease, for legitimate reasons, the Data processing.  Furthermore, the Participant is aware that the Participant’s Data will not be used for direct marketing purposes.  In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local representative available at the following address: the office of the Italian branch of CTI Life Sciences Limited with registered offices at Via Amedei 8, 20123 Milan, Italy.

Notifications

Foreign Asset/Account Reporting Information. If the Participant is an Italian resident and holds investments or financial assets outside of Italy (e.g., Shares received upon settlement of RSUs) during any fiscal year which may generate income taxable in Italy (or if the Participant is the beneficial owner of such an investment or asset even if the Participant does not directly hold the investment or asset), the Participant is required to report such investments or assets on the Participant’s annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if the Participant is not required to file a tax return).

UNITED KINGDOM

Terms and Conditions

Tax Obligations.  This provision supplements Section 5 (Tax Withholding) of the Award Agreement:

If payment or withholding of the income tax due is not made within ninety (90) days of the end of the U.K. tax year (April 6-April 5) in which the event giving rise to the liability occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by the Participant to the Participant’s employer (“Employer”), effective on the Due Date.  The Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Corporation or the Employer may recover it at any time thereafter by any of the means referred to in Section 5 of the Award Agreement.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Corporation (within the meaning of Section 13(k) of the 1934 Act), he or she will not be eligible for such a loan to cover the income tax due as described above.  In the event that the Participant is such a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit

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to the Participant on which additional income tax and national insurance contributions may be payable.  The Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.  The Participant is responsible for reimbursing the Corporation or the Employer for the value of any national insurance contribution due on this additional benefit and acknowledges that the Corporation or the Employer may recover such amount from him or her by any of the means referred to in Section 5 of the Award Agreement.

Joint Election.  As a condition of the Participant’s participation in the Plan, the Participant agrees to accept any liability for secondary Class 1 national insurance contributions which may be payable by the Corporation and/or the Employer in connection with the Stock Bonus and any event giving rise to Tax-Related Items (the “Employer’s NICs”).  Without limitation to the foregoing, the Participant agrees to enter into a joint election with the Corporation (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to the Participant.  The Participant further agrees to execute such other joint elections as may be required between the Participant and any successor to the Corporation and/or the Employer.  The Participant further agrees that the Corporation and/or the Employer may collect the Employer’s NICs from him or her by any of the means set forth in Section 5 of the Award Agreement.

If the Participant does not enter into a Joint Election, or if approval of the Joint Election has been withdrawn by HMRC or if such Joint Election is jointly revoked by the Participant and the Corporation or the Employer, as applicable, the Corporation, in its sole discretion and without any liability to the Corporation or the Employer, may choose not to issue or deliver any Shares to the Participant.

UNITED STATES

There are no country-specific provisions.

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APPENDIX B

CTI BIOPHARMA CORP.

2015 EQUITY INCENTIVE PLAN

STOCK BONUS AGREEMENT

COUNTRY-SPECIFIC TERMS AND CONDITIONS FOR DIRECTORS AND CONSULTANTS

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan and the Award Agreement.

Terms and Conditions

This Appendix B includes additional terms and conditions for directors and consultants that govern the Stock Bonus and Shares if the Participant resides and/or works in one of the countries listed below.  If the Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working or if the Participant moves to another country after receiving the Stock Bonus, the Corporation will, in its sole discretion, determine the extent to which the terms and conditions herein will be applicable to the Participant.

Notifications

This Appendix B also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2015.  Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that the Participant not rely on the information in this Appendix B as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that the Shares are sold.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Corporation is not in a position to assure the Participant of a particular result.  Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working (or if the Participant is considered as such for local law purposes) or if the Participant moves to another country after receiving the grant of the Shares, the information contained herein may not be applicable to the Participant in the same manner.

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ITALY

Terms and Conditions

Plan Document Acknowledgment.  In accepting the Stock Bonus, the Participant acknowledges that the Participant has received a copy of the Plan and the Award Agreement and has reviewed the Plan and the Award Agreement, including this Appendix B, in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement, including this Appendix B.  The Participant further acknowledges that the Participant has read and specifically and expressly approves the following provisions of the Award Agreement: Section 2 (Grant); Section 3 (No Right to Continued Employment/Service); Section 5 (Tax Withholding); Section 6 (Nature of Grant); Section 9 (Insider Trading Restrictions/Market Abuse Laws); Section 15 (Governing Law; Venue); Section 16 (Clawback Policy); Section 17 (Language); Section 18 (Electronic Delivery and Acceptance); Section 19 (Severability); Section 20 (Appendices); Section 21 (Imposition of Other Requirements); and the Data Privacy provision below in this Appendix B.

Data Privacy.  This provision replaces in its entirety, Section 8 (Data Privacy) of the Award Agreement:

The Participant understands that the Corporation or the Subsidiary employing or retaining the Participant may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Stock Bonuses or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant is aware that providing the Corporation with the Participant’s Data is necessary for the performance of the Award Agreement and that the Participant’s refusal to provide such Data would make it impossible for the Corporation to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.

The “Controller” of personal data processing is CTI BioPharma Corp., 3101 Western Ave., Seattle, WA 98121, USA; its representative in Italy is currently the office of the Italian branch of CTI Life Sciences Limited with registered offices at Via Amedei 8, 20123 Milan, Italy. The Participant understands that the Data may be transferred to the Corporation or its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any transfer required to E*Trade Financial Services, Inc. or other third party with whom Shares may be deposited.  Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The processing activity, including the transfer of the Participant’s personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to

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the implementation, administration and management of the Plan.  The Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

The Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that pursuant to art.7 of D.lgs 196/2003, the Participant has the right, including but not limited to, access, delete, update, request the rectification of the Participant’s Data and cease, for legitimate reasons, the Data processing.  Furthermore, the Participant is aware that the Participant’s Data will not be used for direct marketing purposes.  In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local representative available at the following address: the office of the Italian branch of CTI Life Sciences Limited with registered offices at Via Amedei 8, 20123 Milan, Italy.

Notifications

Foreign Asset/Account Reporting Information. If the Participant is an Italian resident and holds investments or financial assets outside of Italy (e.g., Shares received upon settlement of RSUs) during any fiscal year which may generate income taxable in Italy (or if the Participant is the beneficial owner of such an investment or asset even if the Participant does not directly hold the investment or asset), the Participant is required to report such investments or assets on the Participant’s annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if the Participant is not required to file a tax return).

UNITED KINGDOM

Terms and Conditions

Grant.  Notwithstanding anything contrary in the Plan, due to securities law requirements, no grants will be made to Nonemployee Directors or Consultants in the United Kingdom.

UNITED STATES

There are no country-specific provisions.

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